Table of Contents

Exhibit 8.1

List of Subsidiaries

UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.

ADMINISTRADORA E CORRETORA DE SEGUROS UNIBANCO LTDA.[1]	Brazil
BANCO DIBENS S.A.	Brazil
BANCO FININVEST S.A.	Brazil
BANCO ÚNICO S.A.	Brazil
BANDEIRANTES PROCESSAMENTO DE DADOS LTDA. [2]	Brazil
CONABINU PARTICIPAÇÕES LTDA.[3]	Brazil
CORRETORA DE SEGUROS E CAPITALIZAÇÃO UBB LTDA.	Brazil
DIBENS LEASING S.A. – ARRENDAMENTO MERCANTIL	Brazil
EMPRESA BRASILEIRA DE CAPTURA DE TRANSAÇÕES ELETRÔNICAS LTDA.	Brazil
ESTREL ADMINISTRAÇÃO E PARTICIPAÇÕES S.A.	Brazil
ESTREL ADMINISTRAÇÃO S.A.	Brazil
ESTREL ADMINISTRADORA E CORRETAGEM DE SEGUROS LTDA.[4]	Brazil
ESTREL ESTUDOS, REPRESENTAÇÕES E ADMINISTRAÇÃO LTDA.	Brazil
ESTREL SERVIÇOS ADMINISTRATIVOS S.A.	Brazil
FININVEST – NEGÓCIOS DE VAREJO LTDA.	Brazil
HIPERCARD BANCO MÚLTIPLO S.A.	Brazil
HIPERCARD INVESTIMENTOS LTDA.	Brazil
HIPERCARD PROMOTORA DE VENDAS LTDA.[5]	Brazil
INTERBANCO S.A.	Paraguay
MARCEP CORRETAGEM DE SEGUROS LTDA.	Brazil
MEGBENS ADMINISTRAÇÃO DE BENS LTDA.	Brazil
MICROINVEST S.A. – SOCIEDADE DE CRÉDITO AO MICROEMPREENDEDOR	Brazil
NET ONE ADMINISTRADORA E CORRETORA DE SEGUROS LTDA.	Brazil
ORQUÍDEA PARTICIPAÇÕES E EMPREENDIMENTOS LTDA.[6]	Brazil
PHENIX PARTICIPAÇÕES LTDA.[7]	Brazil
PROREVENDA PROMOTORA DE VENDAS E PRESTAÇÃO DE SERVIÇOS LTDA.	Brazil
SAFECARD - CORRETORA DE SEGUROS LTDA.[8]	Brazil
TRADECOM INTERNATIONAL N.V.[9]	The Netherlands
TULIPA ADMINISTRAÇÃO S.A.	Brazil
TULIPA ESTUDOS E PARTICIPAÇÕES S.A.	Brazil
TULIPA S.A.	Brazil
TULIPA SERVIÇOS ADMINISTRATIVOS S.A.	Brazil
UAM – ASSESSORIA E GESTÃO DE INVESTIMENTOS LTDA.[10]	Brazil
UASEG SEGUROS S.A.[11]	Brazil

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1 This company was totally spin-off on October 29, 2004, but such spin-off is still pending filing with the Registrar of Companies in Brazil.
2 This company was merged into Administradora e Corretora de Seguros Unibanco Ltda. on January 31, 2003, but such merger is still pending filing with the Registrar of Companies in Brazil.
3 This company was merged into Hipercard Banco Múltiplo S.A. on July 29, 2005, but such merger is still pending filing with the Registrar of Companies in Brazil.
4 This company was merged into Administradora e Corretora de Seguros Unibanco Ltda. on September 30, 2002, but such merger is still pending filing with the Registrar of Companies in Brazil.
5 This company was merged into Fininvest Negócios de Varejo Ltda. on August 31, 2006, but such merger is still pending filing with the Registrar of Companies in Brazil.
6 This company was constituted on December 1st, 2006.
7 This company was merged into Phenix Seguradora S.A. on June 30, 2004, but such merger is still pending filing with the Registrar of Companies in Brazil.
8 This company was constituted on September 5, 2006.
9 We currently held, indirectly, 100% of the share capital of this company.
10 UAM – Assessoria e Gestão de Investimentos Ltda. is the current corporate name of Unibanco Asset Management – Banco de Investimentos S.A.

UBB HOLDING LTDA.[12]	Brazil
UBB HOLDING COMPANY, INC.	USA
UBT FIDUCIARY LTD.	Cayman Islands
UBT FINANCE S.A.	Switzerland
UBT INVESTMENTS LTD.	Cayman Islands
UNIBANCO AIG CONSULTORIA DE INVESTIMENTOS LTDA.	Brazil
UNIBANCO AIG PREVIDÊNCIA S.A.[13]	Brazil
UNIBANCO AIG SAÚDE SEGURADORA S.A.	Brazil
UNIBANCO AIG SEGUROS S.A	Brazil
UNIBANCO AIG VIDA E PREVIDÊNCIA S.A.[14]	Brazil
UNIBANCO AIG WARRANTY S.A. [15]	Brazil
UNIBANCO ASSET MANAGEMENT S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS [16]	Brazil
UNIBANCO CAYMAN BANK LTD.	Cayman Islands
UNIBANCO COMPANHIA DE CAPITALIZAÇÃO	Brazil
UNIBANCO CONSULTORIA DE INVESTIMENTOS LTDA.[17]	Brazil
UNIBANCO EMPREENDIMENTOS E PARTICIPAÇÕES S.A.[18]	Brazil
UNIBANCO EMPREENDIMENTOS LTDA.	Brazil
UNIBANCO INVESTIMENTOS E PARTICIPAÇÕES S.A.[19]	Brazil
UNIBANCO INVESTSHOP - CORRETORA DE VALORES MOBILIÁRIOS E CÂMBIO S.A.	Brazil
UNIBANCO NEGÓCIOS IMOBILIÁRIOS LTDA.	Brazil
UNIBANCO PROJETO E CONSULTORIA DE INVESTIMENTOS LTDA.	Brazil
UNIBANCO SECURITIES INC.	USA
UNIBANCO SERVIÇOS DE INVESTIMENTO LTDA.	Brazil
UNIBANCO UNIÃO DE BANCOS BRASILEIROS (LUXEMBOURG) S.A.	Luxembourg
UNICAP HOLDINGS S.A.[20]	Brazil
UNICARD BANCO MÚLTIPLO S.A.	Brazil
ÚNICO DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA. [21]	Brazil
UNICORP BANK & TRUST LTD.	Cayman Islands
UNI-INVESTMENT INTERNATIONAL CORP.	Cayman Islands
UNIPART B2B INVESTMENTS, S.L.	Spain
UNIPART PARTICIPAÇÕES INTERNACIONAIS LTD.	Cayman Islands
VIDA NETWORK SAÚDE LTDA. [22]	Brazil

11 This company was constituted on April 7, 2006, but such constitution is still pending the approval of SUSEP.
12 UBB Holding Ltda. is the current corporate name of Proudfoot Brasil Ltda., but such amendment is still pending filing with the Registrar of Companies in Brazil.
13 This company was merged into Phenix Seguradora S.A. on July 30, 2004, but such merger is still pending the approval of SUSEP.
14 Unibanco AIG Vida e Previdência S.A. is the current name of Phenix Seguradora S.A., but such amendment is still pending the approval of SUSEP.
15 This company was merged into Unibanco AIG Seguros S.A. on June 30, 2006, but such merger is still pending the approval of SUSEP.
16 As of April 28, 2006, Unibanco Asset Management S.A. Distribuidora de Títulos e Valores Mobiliários is the current corporate name of Wale S.A. Distribuidora de Títulos e Valores Mobiliários.
17 This company was constituted on March 1st, 2006.
18 As of November 8, 2006, Unibanco Empreendimentos e Participações S.A. is the current corporate name of Unibanco Empreendimentos e Participações Ltda.
19 Unibanco Investimentos e Participações S.A. is the current corporate name of Iniesta Participações S.A., which was acquired by our group on August 3, 2006.
20 Unicap Holding S.A. is the current corporate name of Tradecom Brasil S.A., which has 100% of its share capital currently held by companies of our group.
21 The corporate name of Único Distribuidora de Títulos e Valores Mobiliários S.A. was amended to Hipercard Sociedade de Crédito, Financiamento e Investimento S.A. on January 27, 2006, but such amendment is still pending the approval of the Central Bank of Brazil.
22 Vida Network Saúde Ltda. was merged into Unibanco AIG Seguros S.A on February 27, 2004, but such merger is still pending filing with the Civil Registrar of Companies in Brazil.